Exhibit 21


Subsidiaries of Riggs National Corporation

Riggs Bank N.A.                   National banking association organized under
                                  the laws of the United States of America

Riggs Capital                     Business trust established in Delaware

Riggs Capital II                  Business trust established in Delaware

Riggs Capital III                 Business trust established in Delaware

Riggs Capital Partners LLC        Limited liability company organized in
                                  Delaware